EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Pride Business Development Holdings, Inc. on Form 10-QSB for the period ended June 30, 2006 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, except that the accompanying unaudited interim financial statements have not been reviewed by an independent public accountant ; and

2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: August 22, 2006	/s/ M. Michael Markow
Name: M. Michael Markow
Title: Chief Executive Officer

Dated: August 22, 2006	/s/ Ari Markow
Name: Ari Markow
Title: Chief Financial Officer